                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934
                               (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                           Versus Technology, Inc.
 ..............................................................................

                (Name of Registrant as Specified In Its Charter)


 ..............................................................................

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     1)  Title of each class of securities to which transaction applies:

 ...........................................................................

     2)  Aggregate number of securities to which transaction applies:

 ...........................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 ...........................................................................

     4)  Proposed maximum aggregate value of transaction:

 ...........................................................................

     5)  Total fee paid:

 ...........................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     ..........................................................
     2)  Form, Schedule or Registration Statement No.:
     ..........................................................
     3)  Filing Party:
     ..........................................................
     4)  Date Filed:
     ..........................................................


<PAGE 2>

                    VERSUS TECHNOLOGY, INC.
                    A Delaware Corporation

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held on April 23, 1999



To the Shareholders of Versus Technology, Inc.:

The Annual Meeting of the Shareholders of VERSUS TECHNOLOGY, INC.
(the "Company") will be held at the Park Place Hotel, 300 East
State Street, Traverse City, Michigan 49684, on Friday, April 23,
1999, at 9:00 a.m. EDT for the following purposes:

     1. To elect four (4) directors of the Company to serve until the next succeeding Annual Meeting of Shareholders and until their successors have been elected and have qualified.

     2.  To approve an amendment to Article 4 of the Company's
         Certificate of Incorporation to provide for a one-for-ten reverse split of the Company's capital stock.

     3.  To approve the 1999 Employee Incentive Stock Option
         Plan.

     4. To transact such other business as may properly come before the meeting or any adjournments.

Only Shareholders of record at the close of business on the 9th day of March, 1999, are entitled to notice of and to vote at this meeting.

The Company's 1998 Annual Report to Shareholders is enclosed.

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN
THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED.


                               By Order of the Board of Directors
                               Andrea Beadle, Corporate Secretary

March 18, 1999


<PAGE 3>
                    VERSUS TECHNOLOGY, INC.

                    Corporate Headquarters:

                    2600 Miller Creek Road
                 Traverse City, Michigan 49684
               Telephone Number:  (616) 946-5868


                        PROXY STATEMENT

General

This Proxy Statement is furnished to the Shareholders of Versus Technology, Inc. ("Versus" or the "Company") in connection with the solicitation of proxies by order of the Board of Directors of the Company for the Annual Meeting of Shareholders to be held on April 23, 1999, at 9:00 a.m., Eastern Daylight Time, at the Park Place Hotel, 300 East State Street, Traverse City, Michigan 49684, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The approximate date on which this Proxy Statement, the enclosed
Proxy and the Company's 1998 Annual Report to Shareholders will be first sent or given to Shareholders is March 18, 1999.

The enclosed Proxy is being solicited on behalf of the Board of Directors of the Company, and all costs of solicitation will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Shareholders, Form of Proxy, Proxy Statement, and Annual Report, which are herein enclosed. The solicitation will be conducted principally by mail, although Directors, officers, and regular employees of the Company may solicit Proxies personally or by telephone, E-mail, or facsimile. Such persons will not receive special compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for proxy material to be sent to their principals, and the Company will reimburse such persons for their reasonable expenses in so doing.

You are requested to mark, sign, and complete the accompanying Proxy and return it in the envelope provided. Proxies in such form, if duly signed and received in time for the voting, will be voted in accordance with the directions of each Shareholder. The proxy holders identified on the Proxy have been selected by the Board of Directors. The proxy holders shall have the discretionary authority to vote for the election of Directors and distribute such votes among the nominees standing for election (except as otherwise instructed by a Shareholder in the accompanying Proxy), for adoption of the amendment to the Company's Certificate of Incorporation described herein, for approval of the 1999 Employee Incentive Stock Option Plan, and on any other matters that may properly come before the Annual Meeting of Shareholders.


<PAGE 4>

If the enclosed Proxy is executed and returned, it may, nevertheless, be revoked at any time before it has been exercised upon written notice to the Secretary of the Company. The Proxy shall also be deemed revoked if a Shareholder is present at the Meeting and elects to vote in person.

Each holder of the Company's common stock, par value $.01 (the "Common Stock") at the close of business on March 9, 1999 (the "Record Date"), is entitled to one vote per share on each matter that comes before the meeting. With respect to the election of Directors, a vote of a plurality of the number of shares voting is required for election. With respect to the amendment to the Company's Certificate of Incorporation, a majority of the issued and outstanding shares entitled to vote is required for approval of the amendment. With respect to the 1999 Employee Incentive Stock Option Plan, a vote of the majority of the number of shares voting is required for approval. Abstentions will be counted as votes cast, but Proxies submitted by brokers with a "not voted" direction will not be counted as votes cast with respect to each matter to be voted upon where such instruction is given.

At the close of business on March 9, 1999, there were outstanding
38,507,575 shares of Common Stock, the only class of stock outstanding.


<PAGE 5>

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                            MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to the Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by any person who, as of March 9, 1999, to the knowledge of the Board of Directors of the Company, owned beneficially more than 5% of the outstanding Common Stock of the Company (to date, the Company has not issued any shares of Preferred Stock):

     Name and Address of         Amount and Nature of     Percentage of Class
     Beneficial Owner            Beneficial Ownership     Outstanding

     Gary T. Gaisser             6,536,123(1)             16.6%
     c/o Versus Technology, Inc.
     2600 Miller Creek Road
     Traverse City, MI 49684

     Anthony B. Low-Beer         5,602,500(2)             14.5%
     c/o Brimberg & Co.
     45 Rockefeller Plaza,
     Suite 2570
     New York, NY 10111

     William Harris Investors    3,390,000(3)              8.8%
     2 North LaSalle Street,
     Suite 400
     Chicago, IL 60602

(1) This total includes 750,000 shares that are currently acquirable by Mr. Gaisser upon exercise of an outstanding option issued by the Company. It also includes 36,000 shares that vest and become acquirable on April 24, 1999, by Mr. Gaisser upon exercise of an outstanding option issued by the Company.

(2) As reported on Schedule 13D filed May 7, 1998. Of these shares, 2,160,000 are held in managed accounts over which Mr. Low-Beer shares dispositive power.

(3)     As reported on Schedule 13G filed February 16, 1999.


<PAGE 6>

Security Ownership of Management

The following table sets forth as of March 9, 1999, the beneficial ownership of the Company's Common Stock by all Directors, nominees and named executive officers of and by all the Directors, nominees and executive officers of the Company as a group:

Name of Beneficial  Position(s) with the    Amount and Nature    Percentage
Owner               Company(1)              of Beneficial        of Class
                                           Ownership(1)         Outstanding

Gary T. Gaisser     President, Chief        6,536,123(2)         16.6%
                    Executive Officer,
                    and Director

Samuel Davis        Chairman of the Board     843,000(3)          2.2%

Julian C. Schroeder Director                  625,582(4)          1.6%

David L. Gray       Director                  128,000(5)          0.3%

All executive officers                      8,628,480(6)         21.4%
and directors as a group
(7 persons)

(1) Each director has sole voting and investment power as to all shares reflected as beneficially owned by him, except as otherwise noted. Messrs. Gaisser, Davis, Schroeder, and Gray are all of the Company's present Directors.

(2) This total includes 750,000 shares that are currently acquirable by Mr. Gaisser upon exercise of an outstanding option issued by the Company. It also includes 36,000 shares that vest and become acquirable on April 24, 1999, by Mr. Gaisser upon exercise of an outstanding option issued by the Company.

(3) This total includes 100,000 shares that are currently acquirable by Mr. Davis upon exercise of an outstanding option issued by the Company. It also includes 200,000 shares that vest and become acquirable on April 23, 1999, and 73,000 shares that vest and become acquirable on April 24, 1999, by Mr. Davis upon exercise of outstanding options issued by the Company.

(4) This total includes 217,582 shares currently acquirable under the terms of warrants issued by the Company. It also includes 73,000 shares that vest and become acquirable on April 24, 1999, by Mr. Schroeder upon exercise of an outstanding option issued by the Company.

(5) This total includes 73,000 shares that vest and become acquirable on April 24, 1999, by Mr. Gray upon exercise of an outstanding option issued by the Company.

(6) This total includes 1,791,697 shares acquirable currently or within sixty days under outstanding warrants and options.


<PAGE 7>

                           PROPOSAL ONE

                       ELECTION OF DIRECTORS

General

The Shareholders are being asked to elect four Directors, who will comprise the entire Board of Directors of the Company, to serve for the ensuing year and until their successors are duly elected and qualified. The nominees are all current members of the Board of Directors who were elected by the Shareholders at the previous Annual Meeting of Shareholders, except for Mr. Gray, who was elected in April of 1998 by the Board of Directors acting pursuant to the Company's By-laws. In the event that any nominee for Director should become unavailable, which event the Board of Directors does not anticipate, it is intended that votes will be cast pursuant to the enclosed Proxy for such substitute nominee as may be nominated by the Board of Directors, unless otherwise directed by the Shareholder in the Proxy.

The Board has established a Compensation Committee, presently consisting of Mr. Davis, Mr. Schroeder, and Mr. Gray, which administers the Company's stock option plans and reviews employee compensation and benefits. The Compensation Committee met two times during the fiscal year ended October 31, 1998.

The Board also established an Audit Committee, presently consisting of Mr. Schroeder, Mr. Gray, and Mr. Davis. The Audit Committee meets with the Company's officers and the independent auditors to review the Company's annual audit and financial statements. The Audit Committee met one time during the fiscal year ended October 31, 1998.

The Board has not established a separate nominating committee as nominations are considered and made by the Board as a whole. The Board will consider nominees for the Board of Directors recommended by Shareholders. Shareholders desiring to make such recommendations should write directly to the Board at the Company's executive offices at 2600 Miller Creek Road, Traverse City, Michigan 49684.

The Board of Directors met three times during the fiscal year ended October 31, 1998. During that fiscal year, each of the incumbent Directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which he has been a Director and (2) the total number of meetings held by all Committees of the Board on which he served during the period that he served.


<PAGE 8>

Information Concerning Directors and Nominees for Director

The Board of Directors presently consists of Gary T. Gaisser,
Samuel Davis, Julian C. Schroeder, and David L. Gray. The Board has nominated Messrs. Gaisser, Davis, Schroeder, and Gray to serve on the Board for a term of one year or until their successors are elected and shall qualify.

The following information is furnished with respect to the nominees for Directors of the Company:


     Nominees for Director     Age     Position(s) with the Company

     Gary T. Gaisser           47      Director, President, and Chief
                                       Executive Officer

     Samuel Davis              67      Chairman of the Board

     Julian C. Schroeder       51      Director

     David L. Gray             50      Director

Gary T. Gaisser has served as President and Chief Executive Officer of the Company since January, 1995, and has served as a Director of the Company since April, 1995. Prior to that, he was President of Olmsted Engineering Co. ("Olmsted"), now a wholly owned subsidiary of the Company. Mr. Gaisser had been with Olmsted since 1988.

Samuel Davis has served as a Director of the Company since August, 1997, and Chairman of the Board since April 24, 1998. Since 1986, he has been President of Sam Davis & Associates, a management-consulting firm which specializes in healthcare strategy and organizational change. He is affiliated with the Delta Consulting Group with whom he served as Senior Director. Mr. Davis is the former President and CEO of the Mount Sinai Hospital in New York City. He is Clinical Professor of the School of Public Health of Columbia University and Distinguished Service Professor of the Mount Sinai School of Medicine in New York City.

Julian C. Schroeder has served as a Director of the Company since August, 1994. As of March, 1997, Mr. Schroeder became Director, International Fixed Income Research, with Schroder & Co., Inc., a registered broker-dealer. He previously served with BDS Securities, L.L.C., a registered broker-dealer, and its predecessor, BDS Securities Corporation, a registered broker-dealer, since 1989, and from 1995 to March, 1997, served as its President. Mr. Schroeder is also a Director of Optical Coating Laboratories, a manufacturer of thin-film products.


<PAGE 9>

David L. Gray, CPA, has served as a Director of the Company since April, 1998. He is President and Director of Tortola Enterprises, Inc., a management consulting firm, and has served in this position since 1986. In this position, he serves as an advisor to boards of directors and executive management of a spectrum of operating businesses, both domestic and international. He previously served as President of Sara Lee Bakery Company and as President and CEO of Chef Pierre, Inc. Mr. Gray also serves as a member of boards of directors for a number of business enterprises and non-profit organizations, including Gordon Food Service, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
ELECTION OF GARY T. GAISSER, SAMUEL DAVIS, JULIAN C. SCHROEDER
AND DAVID L. GRAY.

There is no family relationship between any officers or directors nor are there any understandings among any officers or directors and any other person(s) pursuant to which any such officer or director was or is to be selected as such.


<PAGE 10>

                      EXECUTIVE COMPENSATION

The following table sets forth the annual compensation paid to the Chief Executive Officer of the Company during the fiscal years ended October 31, 1998, 1997, and 1996. There were no other executive officers of the Company who received combined salary and bonuses for the year ended October 31, 1998, equaling or exceeding $100,000.

SUMMARY COMPENSATION TABLE

               Annual Compensation          Long-Term Compensation

Name and         Fiscal  Salary  Bonus  Other Annual   Securities  All Other
Principal        Year                   Compensation   Underlying  Compensation
Position                                               Options

Gary T. Gaisser, 1998  $147,290         $9,690(1)        36,000   $3,727(5)
President, CEO,
and Director

Gary T. Gaisser  1997  $134,500         $  200(2)                  $3,901(5)
                                        $7,350(3)

Gary T. Gaisser  1996   $78,000           $400(4)     1,000,000

(1) Represents the fair market value of Common Stock received as compensation for serving as a Director. Fifteen thousand shares were granted October 31, 1997, representing service dates of May 9, 1997, through April 24, 1998.

(2) Represents two meetings of Directors at $100 per meeting during fiscal 1997. The Directors voted to forego the fee for the October 31, 1997, meeting and all future meetings.

(3) Represents the fair market value of Common Stock received as compensation for serving as a Director. Fifteen thousand shares were granted December 30, 1996, representing service dates of May 10, 1996, through May 9, 1997.

(4)     Represents $100 per meeting of Directors held during fiscal 1996.

(5) Represents the Company's contribution to Mr. Gaisser's 401(k) account pursuant to the Company's 401(k) Profit Sharing Plan.


<PAGE 11>

Options

The options to purchase 1,000,000 shares, which had been granted to Mr. Gaisser in 1996, are exercisable at $.375 a share, the fair value of the stock at grant date. Twenty-five percent of these options became exercisable on December 4, 1996, and an additional twenty-five percent become exercisable on each subsequent anniversary thereof. The options expire on June 4, 2006. Mr. Gaisser has exercised no options. These 1,000,000 options had an estimated value of $145,000 at October 31, 1998, based upon the difference between the option exercise price and the fair market value of the Company's Common Stock at October 31, 1998.

The options to purchase 36,000 shares, granted to Mr. Gaisser in 1998, are exercisable at $.515 a share, which is the average of the bid and asked prices upon the date of grant. The options vest and become exercisable on April 24, 1999. The options expire on April 24, 2003. These options had no value at October 31, 1998, based upon the difference between the option exercise price and the fair market value of the Company's Common Stock at October 31, 1998.

No options were exercised by any executive officer in fiscal
1998.

Employment Agreement

As of July 1, 1996, the Company and Mr. Gaisser entered into an Employment Agreement for a term of six years. Mr. Gaisser is employed at an initial base salary of $130,000 per year and receives a 10% annual increase during the term of the Employment Agreement. Mr. Gaisser is entitled to such further increases as shall be determined by the Board of Directors and is entitled to participate in other compensation and benefit plans of the Company.

The Employment Agreement may be terminated by the Company for "just cause," which is defined as "willful misconduct, embezzlement, conviction of a felony, habitual drunkenness or excessive absenteeism not related to illness." The Employment Agreement provides that if Mr. Gaisser is not elected or appointed as President and Chief Executive Officer or as a member of the Board of Directors, is removed from any such office, the ownership and control of the Company changes, or if the principal place of the business is changed to a location more than 20 miles from Traverse City, Michigan without Mr. Gaisser's consent, then


<PAGE 12>

Mr. Gaisser may give notice of termination, effective at the end of the month in which notice is given. In addition, if Mr. Gaisser concludes that because of changes in the composition in the Board of Directors or material changes in its policies because of other events or occurrences of material fact, he feels he can no longer properly and effectively discharge his responsibilities, then Mr. Gaisser may resign from his position upon the giving of sixty (60) days' prior written notice. In each case, such resignation shall be deemed constructive termination of Mr. Gaisser's employment by the Company, and Mr. Gaisser shall be entitled to payment of the remaining amounts payable to him under the Employment Agreement without any requirement of mitigation of damages.

Except in the event of constructive termination, Mr. Gaisser has agreed that during the term of the Employment Agreement and for two years thereafter, he has agreed not to compete with the Company. Upon any termination, Mr. Gaisser has agreed not to disclose the Company's confidential information or to solicit any employee of the Company for a two-year period.

Compensation of Directors

Effective April 24, 1998, each outside Director was awarded an option to purchase 73,000 shares of the Company's Common Stock annually for service on the Board from April 24, 1998 through April 23, 1999. Inside Directors were awarded an option to purchase 36,000 shares annually. The options vest and become exercisable on April 24, 1999. The exercise price for all such options is $0.515 per share, the average of the bid and asked prices upon the date of grant.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December, 1996, the Company moved its principal operating facilities to a building that is owned by Traverse Software Investment, LLC ("TSI"), a limited liability company controlled by Gary T. Gaisser, the President, Chief Executive Officer and a Director, of the Company. Versus and Olmsted are obligated under two separate five-year lease agreements, which initially required aggregate total annual rents of $111,000, increasing 4% annually after the first year.

        COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Based solely upon a review of Forms 3 and 4 furnished to the Company pursuant to Rule 16a-3(e) and written statements from Directors and Executive Officers that no report on Form 5 is due, no reporting person failed to file reports required under Section 16(a) of the Securities and Exchange Act of 1934 with respect to the Company's securities.


<PAGE 13>

                           PROPOSAL TWO

  AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO RECAPITALIZE
    THE COMPANY BY EFFECTING A ONE-FOR-TEN REVERSE STOCK SPLIT

The Board of Directors of the Company has unanimously approved, and recommends that Shareholders approve, an amendment to the Company's Certificate of Incorporation to effect a reverse split of each share of the Company's capital stock and make (i) a corresponding increase in the par value of such stock and (ii) a corresponding reduction in the authorized number of shares of such stock which the Company may issue (such actions collectively being referred to as the "Reverse Split"). The Reverse Split, if approved by Shareholders, would cause all issued and outstanding shares of the Company's Common Stock to be split, on a reverse basis, one-for-ten (Shareholders would receive one share of Common Stock for every ten shares held prior to the Reverse Split). Although the Company has not issued Preferred Stock to date, the Reverse Split would have the effect of also reducing the number of shares of Preferred Stock authorized for issuance. If the Reverse Split is approved at the Annual Meeting, the Company intends to file documents to effect the Reverse Split with the Secretary of State of Delaware as soon as practicable, and the Reverse Split will be effective on the date such documents are filed (the "Effective Date"). As part of the Reverse Split, Article 4 of the Certificate of Incorporation would be amended to increase the par value of all classes of stock from $0.01 per share to $0.10 per share and to decrease the authorized number of shares of capital stock which the Company may issue from 90,000,000 shares to 9,000,000 shares, 7,500,000 of which shall be Common Stock, and 1,500,000 of which shall be Preferred Stock.

As described below, the primary objective of the Reverse Split is to increase the per share market price of the Common Stock, which may permit the Company to have the Common Stock listed on the NASDAQ Small Cap Market, which the Board of Directors believes would offer advantages to Shareholders as compared with trading on the OTC Bulletin Board.

For several years, the per share market price of the Company's Common Stock has been well below $1.00 per share. The Company's Common Stock currently trades on the OTC Bulletin Board. In order to meet the initial listing requirements of the NASDAQ Small Cap Market, the Company's per share market price would initially need to be at or above $4.00 and would need to remain at or above $1.00 for continued listing. (The initial listing requirements are more stringent than the continued listing requirements.) The Company believes it meets all other requirements for listing.


<PAGE 14>

The Company believes that NASDAQ listing of the Common Stock on the Small Cap Market would have a number of beneficial effects for the Company's Shareholders. The Company believes that listing will result in current market price information for the Common Stock being more readily available and news coverage of the Company being more widespread. The Company also believes that listing may have the effect of increasing investor interest in the Common Stock, which may have a beneficial effect on the trading market and prices for the Common Stock as well as the Company's ability to issue additional securities or to secure additional financing. Because of these anticipated positive effects on the trading market of the Common Stock and the gain of wider trading markets, the Company believes that volatility of the Common Stock may be decreased as a result of listing.

In addition, stocks with low per share prices are subject to additional federal and state regulatory requirements. Because the market price of the Common Stock is less than $5 per share, the Common Stock cannot be used as collateral for margin loans. In addition, because the Common Stock is priced at less than $5 per share, it may be deemed a "penny stock" under federal securities laws, and additional regulatory restrictions may therefore apply. Although the Reverse Split is expected to raise the per share market price of the Common Stock, there is no assurance that the Company will meet all the requirements for exemption from the definition of a "penny stock" in the future.

The Company intends to seek listing of the Common Stock on the NASDAQ system promptly upon the approval by the Shareholders of the Reverse Split. However, even if the Reverse Split is approved, there can be no assurance that the Company's application will be successful. In addition, while the Company believes it currently meets the initial listing criteria for the NASDAQ Small Cap Market (other than with respect to the minimum bid price), even if the application is granted, there can be no assurance that the Company will continue to meet NASDAQ's continued listing criteria in the future (whether as a result of failure to meet the minimum bid price requirement or other requirements imposed by NASDAQ).

If the Reverse Split is not approved by Shareholders, the Company's Common Stock will not be eligible to be traded on the NASDAQ Small Cap Market because of the Company's per share stock price, and it is anticipated that the Common Stock will continue to trade on the OTC Bulletin Board.

For the foregoing reasons, the Board of Directors has determined that a recapitalization through the Reverse Split would be in the best interests of the Company and its Shareholders and recommends
Shareholders approve the Reverse Split.


<PAGE 15>

Effects of the Reverse Stock Split

General Effects. The principal effect of the Reverse Split would be to decrease the number of outstanding shares of the Company's Common Stock. Specifically, the 38,507,575 shares of Common Stock issued and outstanding on the Record Date would, as a result of the Reverse Split, be converted into approximately 3,850,757 shares of Common Stock (with the precise number depending upon the extent of fractional shares resulting from the Reverse Split, which will be converted to cash based upon the average of the highest bid and lowest asked prices of Common Stock on the day before the Effective Date of the Reverse Split). The number of shares of Common Stock authorized for issuance by the Company's Certificate of Incorporation following the Reverse Split would be proportionately adjusted from 75,000,000 shares to 7,500,000 shares. Accordingly, after the Reverse Split, there would be approximately 3,649,243 "new" (or post-Reverse Split) shares of Common Stock ("New Shares") available for issuance by the Company. (Of such 3,649,243 shares available, 456,720 are or will become issuable upon the exercise of existing options and warrants granted to date.)

As no Preferred Stock has been issued to date, the only effects on such stock will be the decrease in the number of shares authorized for issuance from 15,000,000 to 1,500,000 shares and the increase in the par value from $0.01 to $0.10 per share.

Effect on Market for Common Stock. On January 26, 1999, the average of the bid and asked prices of the Company's Common Stock as quoted on the OTC Bulletin Board was $0.455 per share. By decreasing the number of shares of Common Stock otherwise outstanding without altering the aggregate economic interest in the Company represented by such shares, the Board believes that the per share market price for the Company's Common Stock will be increased in excess of the minimum $4.00 bid price required for initial listing of shares on the NASDAQ Small Cap Market. There can be no assurance, however, that the minimum bid price will be achieved or maintained.

Effect on Stock Options and Warrants. The total number of shares of Common Stock issuable upon the exercise of options and warrants to acquire such shares, and the exercise price thereof, shall be proportionally adjusted to reflect the Reverse Split.

Effect under the Company's Option Plans. Following the implementation of the Reverse Split, the number of options issuable and issued will be adjusted accordingly.


<PAGE 16>

Changes in Shareholders' Equity. The Reverse Split is expected to have no significant effect on the Company's stated capital, which consists of the par value per share of Common Stock multiplied by the number of such shares outstanding, from the amount which would otherwise exist. Although the number of shares outstanding would be reduced, stated capital would remain virtually the same because the par value per share of post-Reverse Split stock would be increased from $0.01 per share to $0.10 per share. Total stated capital would be reduced only by the new par value of $0.10 multiplied by the total number of fractional shares which will be redeemed in cash.

Appraisal Rights.  Pursuant to the Delaware General Corporate
Law, the Company's Shareholders are not entitled to appraisal rights with respect to the Reverse Split.

Disadvantages. The Company believes that, as a result of the Reverse Split, certain Shareholders may incur increased expenses in selling odd-lot shares of the Company's Common Stock.

No Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Split, no certificates for any fractional shares will be issued, and fractional share interests will not entitle the holder thereof to exercise any right of a Shareholder with respect thereto. In lieu of such fractional shares, any holder of Common Stock (after aggregating all fractional shares of Common Stock issuable to such holder) will, upon surrender of such holder's stock certificate(s) representing Common Stock to American Stock Transfer & Trust Company (the "Exchange Agent"), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fractional shares by the average of the highest bid and lowest asked prices reported for the shares on the OTC Bulletin Board on the day before the Effective Date of the Reverse Stock Split.

Procedures for Exchange of Certificates

As soon as practicable after the Effective Date, the Exchange Agent will mail to the registered holders of Common Stock (i) a Letter of Transmittal, and (ii) instructions for the use of the Letter of Transmittal in effecting the surrender of the Common Stock certificates for certificates representing New Shares.
Upon surrender of a certificate to the Exchange Agent, together with a duly executed Letter of Transmittal and such other documents as may reasonably be required by the Exchange Agent or the Company, the holder of such certificate shall be entitled to receive in exchange therefor a certificate representing the whole number of New Shares that such holder has the right to receive.


<PAGE 17>

If any stock certificate has been lost, stolen or destroyed, the Company may require the owner of such lost, stolen or destroyed certificate to provide an appropriate affidavit and to deliver a bond as indemnity against any claim that may be made against the Exchange Agent or the Company with respect to such certificate.

SHAREHOLDERS SHOULD NOT SURRENDER THEIR STOCK CERTIFICATES FOR
EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE
EXCHANGE AGENT.

Federal Income Tax Consequences

The following summary of the federal income tax consequences of the Reverse Split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment for any Shareholder may vary depending upon the particular facts and circumstances of such Shareholder. Certain Shareholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations and persons who do not hold Common Stock of the Company as a capital asset, may be subject to special rules not discussed below. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAXES AND OTHER LAWS.

The receipt of whole New Shares (excluding fractional New Shares) in the Reverse Split should be non-taxable for federal income tax purposes. Consequently, a Shareholder receiving New Shares will not recognize either gain or loss, or any other type of income, with respect to whole New Shares received as a result of the Reverse Split. In addition, the tax basis of such Shareholder's shares of Common Stock prior to the Reverse Split will carry over as the tax basis of the Shareholder's New Shares. The holding period of the New Shares should also include the Shareholder's holding period of the Common Stock prior to the Reverse Split, provided that such Common Stock was held by the Shareholder as a capital asset on the Effective Date.

Any Shareholder who receives cash in lieu of a fractional New Share pursuant to the Reverse Split will recognize gain or loss equal to the difference between the amount of cash received and the portion of the aggregate tax basis in his or her shares of Common Stock allocable to such fractional New Share. If the shares of Common Stock were held as a capital asset on the Effective Date, then the Shareholder's gain or loss will be a capital gain or loss. Such capital gain or loss will be a long-term capital gain or loss if the Shareholder's holding period for the shares of Common Stock is longer than twelve months and a short-term capital gain or loss if the Shareholder's holding period is twelve months or less.


<PAGE 18>

Based on certain exceptions contained in regulations issued by the Internal Revenue Service, the Company does not believe that it or its Shareholders would be subject to backup withholding or informational reporting with respect to cash distributed in lieu of fractional New Shares.

Exchange of Shares

On or after the Effective Date, the Company will mail to each Shareholder of record a letter of transmittal. Shareholders will be able to receive a certificate representing New Shares and, if applicable, cash in lieu of a fractional New Share only by transmitting to the Exchange Agent such Shareholder's stock certificate(s) for shares of Common Stock outstanding prior to the Reverse Split, together with the properly executed and completed letter of transmittal, and such evidence of ownership of such shares as the Company may require. Shareholders will not receive certificates for New Shares unless and until the certificates representing their shares of Common Stock outstanding prior to the Reverse Split are surrendered. Shareholders should not forward their certificates to the Exchange Agent until the letter of transmittal is received and should surrender their certificates only with such letter of transmittal.

Payment in lieu of a fractional New Share will be made to any Shareholder entitled thereto promptly after receipt by the Company or its Exchange Agent of a properly completed letter of transmittal and stock certificate(s) for all of his or her shares of Common Stock outstanding prior to the Reverse Split. There will be no service charge payable by Shareholders in connection with the exchange of certificates or in connection with the payment of cash in lieu of the issuance of a fractional New Share. These costs will be borne by the Company.

Financial Information

The information under the captions, "Management's Discussion and Analysis" and "Financial Statements," contained in the Company's
1998 Annual Report to Shareholders delivered along with this Proxy Statement, is hereby incorporated by reference.

Vote Required for Approval

The affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote on the matter at the Annual Meeting will be required to approve the Reverse Split described in this Proposal Two.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RECAPITALIZATION
AMENDMENT.


<PAGE 19>

                         PROPOSAL THREE

                 APPROVAL OF THE 1999 EMPLOYEE
                  INCENTIVE STOCK OPTION PLAN

The Board of Directors has adopted and submitted to Shareholders for their approval the 1999 Employee Incentive Stock Option Plan (the "Plan"), which is attached. Pursuant to the Plan, a Committee of the Board of Directors can determine to grant options to employees of the Company for periods up to 10 years from the date of grant of up to 3,200,000 options (without taking into account the proposed Reverse Split) of the Company's Common Stock. The Company has had, over the years, a number of plans designed to provide incentive to employees.

On May 10, 1996, the Shareholders of the Company approved the 1996 Employee Incentive Stock Option Plan of 2,000,000 options to grant to officers and executive personnel of the Company. Of those 2,000,000 options, 1,000,000 were granted to Gary T. Gaisser, President and Chief Executive Officer and Director, on June 4, 1996. There remain in the 1996 plan 81,770 options, the difference having been awarded to officers and executive personnel through various grants approved by the Board of Directors over the past year.

If all of the options and warrants presently outstanding were exercised by their holders, the shares made available for option grant under this Plan would constitute approximately 7.43% of the Company's outstanding common shares.

The terms of the Plan will be patterned after the terms of the 1996 Employee Incentive Stock Option Plan except that all personnel may participate. The purposes of the Plan are to give all personnel an opportunity to acquire shares of the Common Stock of the Company, to provide an incentive to all employees to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for all employees to join or remain with the Company and its subsidiaries.


<PAGE 20>

The Plan would become effective on the date of adoption by Shareholders and will continue for ten (10) years. Each option granted under the Plan will have a duration of up to ten years from the date of the grant of the option. Options granted under the Plan must be granted at a price no lower than the current fair market value of the Common Stock on the date of grant. In the event an employee should, for any reason, terminate or be terminated as an employee of the Corporation, the option expires on the date of termination, but the Board in its sole discretion may extend this period for up to three months. If an employee should die while in the employment of the Company or become disabled, the option would be exercisable for a period of one year from either the date of death or the date of disability. Neither of the above extension periods shall extend the option beyond its initial 10-year term. The exact vesting schedules will be determined by the Board of Directors at the time of grant.

The tax consequences associated with the grant and exercise of incentive stock options depend upon the provisions of Internal Revenue Code, which may be changed during the course of the Plan. As of the date of adoption of the Plan, the grant of an incentive stock option does not constitute a taxable event. The exercise of the incentive stock option will not constitute a taxable event to the employee, nor will the Company receive a corresponding deduction. However, the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the option will be treated as an item of adjustment for alternative minimum tax purposes. Upon sale of stock acquired through the exercise of an incentive stock option, the difference between the amount realized and the value at the date of exercise will ordinarily be taxed as capital gain. However, if the employee disposes of a share acquired by exercise of an incentive stock option within two years of the date of grant or within one year of the date of exercise (a "disqualifying disposition"), the difference between the exercise price and the value of the Common Stock on the date of exercise will be taxable to the employee as compensation and the Company will receive a corresponding tax deduction.

In the event an employee exercises an option at a time when there is no currently effective registration statement covering the shares, the Company's obligation to deliver shares pursuant to the option is subject to the employee providing an appropriate representation of investment intent, and the shares delivered by the Company may be restricted as to transfer in accordance with applicable securities laws. However, it is anticipated that the Company will file a registration statement on Form S-8 prior to any option becoming first exercisable.


<PAGE 21>

Vote Required For Approval

A vote of the majority of the number of shares voting is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999
EMPLOYEE INCENTIVE STOCK OPTION PLAN.

             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has selected BDO Seidman, LLP as the independent certified public accountants to the Company for the fiscal year ending October 31, 1999. The Company has been informed that neither BDO Seidman, LLP, nor any of its partners, has any direct financial interest or any material indirect financial interest in the Company or its subsidiary, nor has any of its partners acted in the capacity of promoter, underwriter, voting trustee, director, officer or employee of the Company.

The Company has been advised by BDO Seidman, LLP that representatives of that firm are expected to be present at the Annual Meeting of Shareholders. These representatives will have the opportunity to make a statement, if they so desire, and will also be available to respond to appropriate questions from Shareholders.

                           OTHER MATTERS

The Board of Directors is not aware at present of any other matters which will or may come before the Annual Meeting of Shareholders and which will require a vote of the Shareholders. However, if any additional matters are properly presented at the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their judgment on such matters.


         DEADLINES WITH RESPECT TO SHAREHOLDER PROPOSALS
                   FOR THE 2000 ANNUAL MEETING

The date by which proposals of Shareholders intended to be presented at the Company's 2000 Annual Meeting (and in the Proxy
Statement and Proxy relating to that meeting) must be presented to the Company is November 3, 1999.

At the Company's 2000 Annual Meeting, proxy holders will be allowed to exercise their discretion in voting on any Shareholder proposal not presented for inclusion in the Proxy Statement and Proxy relating to that meeting if such proposal is not presented to the Company by January 17, 2000.

                               By Order of the Board of Directors
                               Andrea Beadle, Corporate Secretary


<PAGE 22>

                    VERSUS TECHNOLOGY, INC.

           1999 EMPLOYEE INCENTIVE STOCK OPTION PLAN

1.  Purpose.

The purpose of this 1999 Employee Incentive Stock Option Plan (the "Plan") is to give all personnel (hereinafter "employees") of Versus Technology, Inc., a Delaware corporation (the "Company"), and corporations with respect to which the Company directly or indirectly controls 50% or more of the combined voting power ("subsidiaries") an opportunity to acquire shares of the common stock of the Company ("Common Stock"), to provide an incentive for employees to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for employees to join or remain with the Company and its subsidiaries.

2.  Administration.

    a. Board of Directors. The Plan shall be administered by the Board of Directors of the Company (the "Board"), which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under Section 11(c)) to a committee (the "Committee") appointed by the Board and composed of not less than three members of the Board. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in Section 11(c)) shall be deemed to refer to the Committee. Notwithstanding the preceding provisions of this Section, no member of the Board may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time within one year prior to such exercise or participation, he or she has received stock, stock options, stock appreciation rights or any other derivative security pursuant to the Plan or any other plan of the Company or any affiliate thereof as to which any discretion is exercised.

    b. Powers. Within the limits of the express provisions of the Plan, the Board shall determine:

         1) The employees to whom awards hereunder shall be granted;

         2) The time or times at which such awards shall be granted;

         3)  The form and amount of the awards; and

         4) The limitations, restrictions and conditions applicable to any such award.


<PAGE 23>

         In making such determinations, the Board may take into account the nature of the services rendered by such employees, or classes of employees, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

    c. Interpretations. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

    d. Determinations. The determinations of the Board on all matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

    e. Nonuniform Determinations. The Board's determinations under the Plan, including without limitation, determinations as to the persons to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.  Awards Under the Plan.

    a. Form. Awards under the Plan shall be incentive stock options (hereinafter "Incentive Stock Options" or "Option(s)").

    b. Maximum Limitations. The aggregate number of shares of Common Stock available for grant under the Plan is 3,200,000, subject to adjustment pursuant to Section 7. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Incentive Stock Options may be granted under the Plan, any Incentive Stock Option under the Plan expires unexercised or is terminated, surrendered or cancelled, without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Incentive Stock Option, or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as an Incentive Stock Option under the Plan, including a grant to a former holder of such Incentive Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Incentive Stock Option.


<PAGE 24>

    c. Ten Percent Shareholder. Notwithstanding any other provision herein contained, no employee may receive an Incentive Stock Option under the Plan if such employee, at the time the award is granted, owns (as defined in Section 424(d) of the Internal Revenue Code, as amended [the "Code"]) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent or any subsidiary, unless the option price for such Incentive Stock Option is at least 110% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant and such Option is not exercisable after the date five years from the date such Option is granted.

4.  Incentive Stock Options.

    It is intended that Incentive Stock Options granted under the Plan shall constitute Incentive Stock Options within the meaning of Section 422 of the Code. Incentive Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Incentive Stock Options shall be in such form and upon such conditions as the Board shall from time to time determine, subject to the following:

    a.  Option Prices.  The option price of each Incentive Stock
Option shall be at least 100% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant.

    b. Terms of Options. No Incentive Stock Option shall be exercisable prior to the date one year, or after the date ten years, from the date such Incentive Stock Option is granted. The exact vesting schedules will be determined by the Board of Directors at the time of grant.

    c. Limitation on Amounts. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under this Plan or any other plan of the Company or the parent or any subsidiary of the Company) shall not exceed $100,000.


<PAGE 25>

5.  Exercise.

    a. Exercise. Incentive Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written incentive stock option agreement between the optionee and the Company, as the Board shall determine; provided, that such determinations are not inconsistent with the other provisions of the Plan or with
Section 422 of the Code or regulations thereunder.

    b. Manner of Exercise of Options and Payment for Common Stock. Incentive Stock Options may be exercised by an optionee by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Incentive Stock Option is being exercised and tendering payment therefor. At the time that an Incentive Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Common Stock of the Company (the number of such shares paid for each share subject to the Incentive Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock on the date of exercise). As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee shall be delivered to the optionee.

6.  Transferability.

    No Incentive Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Incentive Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive Stock Option or levy of attachment or similar process upon the Incentive Stock Option not specifically permitted herein shall be null and void and without effect. An Incentive Stock Option may be exercised only by an employee during his or her lifetime, or pursuant to Section 10(c), by his or her estate or the person who acquires the right to exercise such Incentive Stock Option upon his or her death by bequest or inheritance.


<PAGE 26>

7.  Adjustment Provisions.

    The aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Incentive Stock Option, and the option price per share of each such Incentive Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 7 shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

8.  Dissolution, Merger and Consolidation.

    Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Incentive Stock Option granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Board shall give at least 30 days' prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her wholly or partially unexercised Incentive Stock Option (without regard to installment exercise limitations, if any) and, subject to prior expiration pursuant to Section 10(b) or (c), each Incentive Stock Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

9.  Effective Date and Conditions Subsequent to Effective Date.

    The Plan shall become effective on the date of the approval of the Plan by the Shareholders of the Company; provided, however, that the adoption of the Plan is subject to such Shareholder approval within twelve (12) months before or after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event each Incentive Stock Option granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.


<PAGE 27>

No grant or award shall be made under the Plan more than 10 years from the earlier of the date of adoption of the Plan by the Board and Shareholder approval hereof; provided, however, that the Plan and all Incentive Stock Options granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related agreements.

10. Termination of Employment.

    a. Each Incentive Stock Option shall, unless sooner expired pursuant to Section 11(b) or (c) below, expire on the first to occur of the tenth anniversary of the date of grant thereof and the expiration date set forth in the applicable option agreement.

    b. An Incentive Stock Option shall expire on the first to occur of the applicable date set forth in paragraph (a) next above and the date that the employment of the employee with the Company terminates for any reason other than death or disability. Notwithstanding the preceding provisions of this paragraph, the Board, in its sole discretion, may, by written notice given to an ex-employee, permit the ex-employee to exercise Incentive Stock Options during a period following his or her termination of employment, which period shall not exceed three months. In no event, however, may the Board permit an ex-employee to exercise an Incentive Stock Option after the expiration date contained in the agreement evidencing such Incentive Stock Option. Notwithstanding the preceding provisions of this paragraph, if the Board permits an ex-employee to exercise Incentive Stock Options during a period following his or her termination of employment pursuant to such preceding provisions, such Incentive Stock Options shall, to the extent unexercised, expire on the date that such ex-employee violates (as determined by the Board) any covenant not to compete in effect between the Company and the ex-employee.

    c. If the employment of an employee with the Company terminates by reason of disability (as defined in Section 422(c)(6) of the Code and as determined by the Board) or by reason of death, his or her Incentive Stock Options shall expire on the first to occur of the date set forth in paragraph (a) of this Section 10 and the first anniversary of such termination of employment.


<PAGE 28>

11. Miscellaneous.

    a. Legal and Other Requirements. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

    b.  No Obligation To Exercise Options.  The granting of an
Incentive Stock Option shall impose no obligation upon an optionee to exercise such Incentive Stock Option.

    c. Termination and Amendment of Plan. The Board, without further action on the part of the Shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Incentive Stock Option granted hereunder or may at any time terminate the Plan, except that it may not, without the approval of the Shareholders of the Company (except to the extent provided in Section 8 hereof):

         1) Materially increase the total number of shares of Common Stock available for grant under the Plan except as provided in Section 7;

         2) Materially modify the class of eligible employees under the Plan;

         3) Materially increase benefits to any employee who is subject to the restrictions of Section 16 of the Securities
Exchange Act of 1934; or

         4) Effect a change relating to Incentive Stock Options granted hereunder which is inconsistent with Section 422 of the Code or regulations issued thereunder.

         No action taken by the Board under this Section, either with or without the approval of the Shareholders of the Company, may materially and adversely affect any outstanding Incentive
Stock Option without the consent of the holder thereof.

    d. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Incentive Stock
Options will be used for general corporate purposes.


<PAGE 29>

    e. Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any employee or other optionee the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of such employee or other optionee.

    f. Rights as a Shareholder. No optionee shall have any right as a Shareholder unless and until certificates for shares of Common Stock are issued to him or her.

    g. Leaves of Absence and Disability. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any employee. Without limiting the generality of the foregoing, the Board shall be entitled to determine (1) whether any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and
(2) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any employee who takes such leave of absence.

    h. Fair Market Value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

        1) If the Common Stock is traded on the over-the-counter market, the average of the bid and asked prices for the Common
Stock at the close of trading for the 10 consecutive trading days immediately preceding such given date;

        2) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; and

        3) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

        Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the fair market value of Common Stock shall be inconsistent with Section 422 of the Code or regulations thereunder.


<PAGE 30>

    i. Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or
(2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (1) on the date it is personally delivered to him or her or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

    j. Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Stock
Options granted hereunder shall be determined in conformity with the laws of the State of Michigan, to the extent not inconsistent with Section 422 of the Code and regulations thereunder.

    k. Elimination of Fractional Shares. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an Incentive Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

                           VERSUS TECHNOLOGY, INC.


                            2600 Miller Creek Road
                        Traverse City, Michigan 49684


PROXY SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned hereby appoints and constitutes Gary T. Gaisser and Julian C. Schroeder and each of them, attorneys and proxies for the undersigned, with full power of substitution to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Versus Technology, Inc. (the "Company") to be held at the Park Place Hotel, 300 East State Street, Traverse City, Michigan 49684, on Friday, April 23, 1999, at
9:00 a.m., Eastern Daylight Time, and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as follows upon the following matters, which are described more fully in the accompanying Proxy
Statement:

               (continued, and to be signed, on the other side)


<PAGE >

Please mark, date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Shareholders VERSUS TECHNOLOGY, INC. April 23, 1999


                               (see other side)


A /X/ Please mark your votes as in this example.

I authorize and instruct my Proxy to:

1. [ ] VOTE FOR all nominees for the Company's Board of Directors listed at right:

                                                             Nominees:
                                                             --------
                                                          Gary T. Gaisser
                                                          Samuel Davis
                                                          Julian C. Schroeder
                                                          David L. Gray

     except that I WITHHOLD AUTHORITY for the following nominees (if any)_____________________________________________________________________
     _________________________________________________________________________


     [ ] VOTE WITHHELD from all nominees

2. VOTE with respect to the approval of an amendment to the Company's Certificate of Incorporation to provide for a one-for-ten reverse split of the Company's capital stock:

     [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

3. VOTE with respect to the approval of the 1999 Employee Incentive Stock Option Plan:

     [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

4. In their discretion, to vote upon such other business as may properly come before the meeting and all adjournments thereof.


This Proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.


                                              PLEASE MARK, SIGN, DATE AND
                                              RETURN THE PROXY CARD PROMPTLY
                                              USING THE ENCLOSED ENVELOPE.


                                              --------------------------------

Signature

                                              --------------------------------

Signature if held jointly

                                              Dated __________________, 1999



Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.